Exhibit 5.1

January 31, 2025

To The Persons Listed On

Schedule A Attached Hereto

Re: Carlyle Credit Income Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Carlyle Credit Income Fund, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined originals or copies of the following documents:

a)

The certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 8, 2011, as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on July 14, 2023 (the “Certificate of Trust”);

b)

The Amended and Restated Declaration of Trust, dated as of July 14, 2023, among the trustees named therein; as supplemented by the Supplement to the Trust Agreement relating to Series A Preferred Shares due 2028, dated as of October 24, 2023, among the trustees named therein, as amended by the amendment thereto, dated as of November 28, 2023, among the trustees named therein, as further supplemented by the Supplement to the Trust Agreement relating to Series B Convertible Preferred Shares due 2029, dated as of August 27, 2024, among the trustees named therein (the “Trust Agreement”);

c)	The Amended and Restated By-Laws of the Trust, dated as of July 14, 2023 (the “By-Laws”);

d)	The Supplement to the Trust Agreement relating to Series C Convertible Preferred Shares (the “Preferred Shares”) due 2030 and convertible to common

To The Persons Listed On

Schedule A Attached Hereto

January 31, 2025

shares (the “Common Shares”), dated as of January 31, 2025, among the trustees named therein, (as amended, the “Preferred Share Supplement”);

e)

A certificate of the secretary of the Trust, dated the date hereof (the “Officer’s Certificate”), and attaching copies of the resolutions the Board of Trustees thereof (the forgoing are collectively referred to as the “Resolutions” and, together with the Trust Agreement, the By-Laws, and the Preferred Share Supplement are collectively referred to as the “Trust Documents”);

f)	A Certificate of Good Standing for the Trust, dated January 30, 2025, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1. The Trust is validly existing in good standing as a statutory trust under Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Preferred Shares of the Trust have been duly authorized and when issued will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

3. The Common Shares of the Trust that may be issued upon a conversion of the Preferred Shares have been duly authorized and, when issued will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, including the effect of, or compliance with, any such federal laws that are expressly incorporated into the Trust Agreement or By-Laws or that

To The Persons Listed On

Schedule A Attached Hereto

January 31, 2025

may preempt applicable Delaware law or the provisions of the Trust Agreement or By-Laws or that may prohibit, or impose restrictions or conditions on, the consummation of the matters referenced in this opinion, (ii) state securities, tax or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

B. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each party has duly authorized, executed and delivered the documents examined by us, (v) that the Trust Documents constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the formation, operation and termination of the Trust, and that the Trust Documents and the Certificate of Trust are in full force and effect and have not been amended, (vi) that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property, (vii) that the books and records of the Trust set forth the names and addresses of all persons to whom Preferred Shares of beneficial interest of the Trust are to be issued by the Trust and the dollar value of each holder’s contribution to the Trust, (viii) that the Preferred Shares of beneficial interest of the Trust are issued and sold to the holders in accordance with the Trust Documents, (ix) that any Common Shares are issued pursuant to the conversion of the Preferred Shares in accordance with the Trust Documents, (x) that the Trust has no assets (other than investments in securities and other intangibles in Delaware entities), activities (other than having a registered office and registered agent in the State of Delaware as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware, (xi) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (xii) that no vote of shareholders under Section 11.6 of the Trust Agreement will be required in connection with issuance of any Preferred Shares, and (xiii) that each party has complied and will comply with all of the obligations and has satisfied and will satisfy all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us.

C. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

To The Persons Listed On

Schedule A Attached Hereto

January 31, 2025

D. We have not participated in the preparation of any offering materials, with respect to the Preferred Shares and assume no responsibility for their contents.

This opinion may be relied upon by you in connection with the matters set forth herein. Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/MMK